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                                                                    EXHIBIT 23.4

                 [R.A. LENSER AND ASSOCIATES, INC. LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of KCS Energy, Inc. of information from the reserve report(s) prepared by us relating to the oil and gas reserves of KCS Energy, Inc. at year-end 1996. We also consent to the references to us as experts under the heading "Experts" and elsewhere in such Prospectus.

                                          R.A. LENSER & ASSOCIATES, INC.

                                      /s/ RONALD A. LENSER

                                          Ronald A. Lenser
                                          November 14, 1997

RAL/lmc